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                                                                    EXHIBIT 1.1

                           MILLENNIUM PHARMACEUTICALS, INC.

                            Common Stock, par value $0.001
                                ----------------------

                                UNDERWRITING AGREEMENT

                                                                October 5, 2000

Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated,
Robertson Stephens, Inc.,
Credit Suisse First Boston Corporation,

c/o Goldman, Sachs & Co.,
       85 Broad Street,
              New York, New York 10004; and

      Morgan Stanley & Co. Incorporated,
       1585 Broadway,
              New York, New York 10036.

Ladies and Gentlemen:

       Millennium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 11,000,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,650,000 additional shares (the "Optional Shares") of Common Stock, par value $0.001 ("Stock") of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares").

       1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

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              (a) A registration statement on Form S-3 (File No 333-42770) (the
       "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to the Representatives for each of the other Underwriters have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document, other than documents incorporated by reference into the Prospectus (as defined below), with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of

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       the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Shares in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
       Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

              (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or Morgan Stanley & Co. Incorporated expressly for use therein;

              (c) The Registration Statement and the Prospectus as amended or supplemented conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or Morgan Stanley & Co. Incorporated expressly for use therein;

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              (d)    The Company and their subsidiaries (taken as a whole) have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock
       (excluding stock option grants in the ordinary course of business pursuant to the Company's current stock option plans and exercise of any outstanding stock options or warrants or conversion of outstanding convertible securities) or increase or material decrease in the long-term debt (including obligations under capital leases) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, holders' equity or results of operations of the Company and its subsidiaries (taken as a whole), otherwise than as set forth or contemplated in the Prospectus;

              (e) The Company and its subsidiaries do not own any real property and have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially affect the value of the property and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

              (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

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              (g)    The Company has an authorized capitalization as set forth
       in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

              (h) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

              (i) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, stockholder agreement, collaboration agreement, license agreement, research agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than any conflict, breach, default or violation which would not, individually or in the aggregate, have a material adverse effect on the business, prospects, current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries (taken as a whole) or on the ability of the Company to consummate the transactions contemplated herein (a "Material Adverse Effect") nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

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              (j)    Neither the Company nor any of its subsidiaries is (i) in
       violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of (x) any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or (y) other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than defaults, in the case of clause (ii) (y), which would not, individually or in the aggregate, have a Material Adverse Effect;

              (k) Each of the collaboration or strategic alliance agreements set forth in Schedule III (the "Strategic Alliance Agreements") is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and there has not occurred any default under any Strategic Alliance Agreement or any event that with the giving of notice or lapse of time would constitute a default thereunder which would individually or in the aggregate, have a Material Adverse Effect;

              (l) The statements set forth in the Prospectus as amended or supplemented under the caption "Description of Common Stock and Preferred Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

              (m) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

              (n) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

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              (o)    The Company is conducting business in compliance with all
       applicable statutes, rules, regulations, standards, guides and orders administered or issued by any governmental or regulatory authority in the jurisdictions in which it is conducting business, including without limitation the United States Food and Drug Administration, except where the failure to be so in compliance would not have, individually or in the aggregate, a Material Adverse Effect;

              (p) The Company is not in violation of any statute, or any rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), does not own or operate any real property which to its knowledge is contaminated with any substance that is subject to any environmental laws, is not to its knowledge liable for any off-site disposal or contamination pursuant to any environmental laws, and is not subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would have, individually or in the aggregate, a Material Adverse Effect; and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim;

              (q) The Company owns or has valid, binding, enforceable licenses or other rights to use any patents, patent licenses, trademarks, trade names, service marks, service names, copyrights, and other proprietary intellectual property rights ("Intellectual Property") necessary to conduct the business of the Company in the manner in which it has been and is contemplated to be conducted (as described in the Prospectus), without any conflict with the rights of others, except for such conflicts as are referred to in the Prospectus, or as would not have a Material Adverse Effect; the Company or its assignor has duly and properly filed with the United States Patent and Trademark Office the pending patent applications referred to in the Prospectus (the "Patent Applications"); the information contained in the Registration Statement and Prospectus concerning the Patent Applications and patents licensed to the Company is accurate in all material respects; and the Company has not received any notice from any other person of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used by or licensed to the Company which, if determined adversely to the Company, would have, individually or in the aggregate, a Material Adverse Effect; and

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              (r)    Ernst & Young LLP, who have certified certain financial
       statements of the Company and its subsidiaries, Arthur Andersen LLP, who have certified certain financial statements of LeukoSite, Inc. and L&I Partners, L.P., and PricewaterhouseCoopers, LLP who have certified certain financial statements of Cytomed, Inc. are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

       2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $61.60, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

       The Company hereby grants to the Underwriters the right to purchase at their election up to 1,650,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

       3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

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       4.     (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, through the facilities of The Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated at least forty-eight hours in advance.
The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on October 10, 2000 or such other time and date as Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated in the written notice given by Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

              (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(o) hereof, will be delivered at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at 9:30 a.m., such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

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       5.     The Company agrees with each of the Underwriters:

              (a) To prepare the Prospectus as amended and supplemented in relation to the Shares in a form approved by you and to file such Prospectus pursuant to Rule 424(b) not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended and supplemented in relation to the Shares prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and during such same period to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

              (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

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              (c)    Prior to 5:00 P.M., New York City time, on the New York
       Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus as amended or supplemented in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

              (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

              (e) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

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              (f)    During the period beginning from the date hereof and
       continuing until the date 90 days after the date of this Agreement, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into, or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities other than
       (i) pursuant to stock option plans and employee stock purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, or
       (ii) the issuance by the Company of shares of the Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement, provided that each recipient of shares pursuant to this clause (ii) agrees that all such shares remain subject to restrictions substantially similar to those contained in this subsection; and that the Company will use reasonable efforts to cause each person who has entered into a Lock-up Agreement (as defined in paragraph (g) below) to comply therewith;

              (g) To cause each of the persons listed in Schedule 2 to this Agreement to execute and deliver to you a lock-up agreement in substantially the form of Annex II attached hereto (a "Lock-up Agreement");

              (h) To seek to enforce, and not waive its rights with respect to, the obligations of (i) Bayer AG, a corporation of the Federal Republic of Germany ("Bayer"), under Article V(a) of the Investment Agreement between Bayer and the Company, dated as of September 22, 1998, and (ii) Aventis Pharmaceuticals, Inc., a Delaware corporation ("Aventis"), under Article V of the Investment Agreement between Aventis and the Company, dated as of June 22, 2000, during the period beginning from the date of this Agreement and continuing until and including the date 90 days after the date of this Agreement;

              (i) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ");

              (j) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); PROVIDED, HOWEVER, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

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              (k)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

       6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;
(iv) all fees and expenses in connection with listing the Shares on the NASDAQ;
(v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

       7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

              (a) The Prospectus as amended or supplemented in relation to the Shares shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

              (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

              (c) Hale and Dorr, LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                     (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and non-assessable;

                     (iii) The Shares have been duly and validly authorized and, when issued and delivered to the Underwriters against payment therefor as provided for herein, will be validly issued, fully paid and non-assessable; and the Shares conform in all material respects to the description of the Company's common stock contained in the Prospectus.

                     (iv) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing as a foreign corporation under the laws of the Commonwealth of Massachusetts;

                     (v) Each United States subsidiary of the Company listed in Exhibit 1 to such opinion has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization;

                     (vi) To such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which proceedings are required by the Act or the rules and regulations thereunder to be described in the Registration Statement or Prospectus as supplemented and that are not so described;

                     (vii) This Agreement has been duly authorized, executed and delivered by the Company;

                     (viii) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation by the Company of the transactions herein contemplated will not result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company or any federal or Massachusetts state statute, rule or regulation, or any order known to such counsel of any court or governmental agency or body specifically naming the Company or any of its subsidiaries or any of their properties;

                     (ix) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (a) the registration under the Act of the Shares, and (b) such consents, approvals, authorization, registrations or qualifications as may be required under (x) state securities or Blue Sky laws or (y) the rules and regulations of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares by the Underwriters;

                     (x) The statements set forth in the Prospectus under the caption "Description of Common Stock and Preferred Stock", insofar as they purport to constitute a summary of the terms of the Company's common stock, and under the captions "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

                     (xi) The Company is not an "investment company", as such term is defined in the Investment Company Act; and

                     (xii) The Registration Statement and the Prospectus as amended or supplemented (other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

              Such counsel shall also state, without passing upon or assuming any responsibility for the accuracy or completeness of the statements contained in any of the following documents, except for those referred to in the opinion in subsection (ix) of this section 7(c), that nothing has come to their attention that has led them to believe (a) that, as of the effective date of the Registration Statement, the Registration Statement (or as of its date, any amendment or supplement thereto made by the Company prior to the date of such opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that, as of the Time of Delivery, the Registration Statement as amended contained any untrue statement or a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (d) that, as of the Time of Delivery, the Prospectus as amended or supplemented contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
       Notwithstanding the foregoing, such counsel need express no belief as to the financial statements, including the notes and schedules thereto, or any financial data set forth or referred to in the Registration Statement or the Prospectus as amended or supplemented or the statements in the section of the Annual Report on Form 10-K incorporated by reference therein captioned "Business-Government Regulation" insofar as such statements purport to describe or summarize applicable provisions of the Federal Food, Drug and Cosmetic Act and the Clinical Laboratory Improvement Amendments of 1988 and the regulations promulgated thereunder.

              (d) John B. Douglas III, General Counsel for the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                     (i) All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus as amended or supplemented) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that you are justified in relying upon such opinions and certificates);

                     (ii) To the best of such counsel's knowledge and other than as set forth in the Prospectus as amended or supplemented, or in such opinion, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which proceedings are required by the Act or the rules and regulations thereunder to be described in the Registration Statement or Prospectus as supplemented and that are not so described;

                     (iii) The issue and sale of the Shares being delivered at such Time of Delivery and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel (A) to which the Company or any of its subsidiaries is a party or (B) by which the Company or any of its subsidiaries is bound or (C) to which any of the property or assets of the Company or any of its subsidiaries is subject, except where any such conflict, breach or violation would not have a Material Adverse Effect;

                     (iv) Each of the Strategic Alliance Agreements is (A) to such counsel's knowledge, in full force and effect and (B) constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the statements in the Annual Report (as defined in paragraph (f) below) under the caption "Business -- Alliances", insofar as they purport to describe the provisions of the Strategic Alliance Agreements, are accurate and complete in all material respects;

                     (v) To the best of such counsel's knowledge, except as set forth in such opinion, neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; and

                     (vi) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

              (e) Scott A. Brown, Chief Patent Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you with respect to patent matters at the Company and its subsidiaries (the "Millennium Patent Matters"), to the effect that:

                     (i) Such counsel has reviewed the statements in the Prospectus, as amended or supplemented, under the section captioned "Risk Factors -- Risks Relating to Intellectual Property", and in the documents incorporated by reference in the Prospectus relating to Millennium Patent Matters and, insofar as such statements constitute matters of United States patent law or legal conclusions thereunder, such statements are accurate and fairly present such matters of law and legal conclusions;

                     (ii) Such counsel has reviewed the section captioned "Risk Factors -- Risks Relating to Intellectual Property"; and statements in the Prospectus, as amended or supplemented, including the statements in the documents incorporated by reference in the Prospectus relating to Millennium Patent Matters, and as of the date of the Prospectus, as amended or supplemented, and as of such Time of Delivery, such section or statements do not contain an untrue statement of material fact regarding United States patent matters or omit to state a material fact necessary to make the statements therein regarding Millennium Patent Matters, in light of the circumstances in which they were made, not misleading;

                     (iii) To the best of such counsel's knowledge, except as set forth in such opinion, each of the patents and patent applications referenced in the Prospectus, as amended or supplemented, as being owned by the Company is owned by, and assigned, of record in the United States Patent and Trademark Office (the "USPTO"), to the Company;

                     (iv) To the best of such counsel's knowledge, except as set forth in such opinion, no liens or other encumbrances have been recorded against the patents or patent applications of the Company;

                     (v) Although there can be no guarantee that any particular patent application will issue as a patent, each of the United States patent applications of the Company was properly filed in, and, is being properly prosecuted before, the USPTO;

                     (vi) To the best of such counsel's knowledge, except as set forth in such opinion, for each patent and patent application of the Company, all information known, to date, to be "material to patentability" as defined in 37 C.F.R. Section 1.56(b), has been disclosed, or will be disclosed, if required pursuant to 37 C.F.R.
              Section 1.97, to the USPTO;

                     (vii) Except as set forth in such opinion, each of the Company's United States patent applications recites patentable subject matter;

                     (viii) To the best of such counsel's knowledge, except as
              set forth in such opinion, no third party has any rights to any of the Company's United States patents or patent applications;

                     (ix) To the best of such counsel's knowledge, except as set forth in such opinion, no interference has been threatened, declared or provoked, or is being provoked with respect to any of the Company's United States patents or patent applications;

                     (x) To the best of such counsel's knowledge, except as set forth in such opinion, there have been no inventorship challenges with respect to any of the Company's United States patents or patent applications;

                     (xi) To the best of such counsel's knowledge, except as set forth in such opinion, none of the Company's patents is the subject of a reexamination or reissue proceeding in the USPTO;

                     (xii) To the best of such counsel's knowledge, except as set forth in such opinion, the Company has not received any notice challenging the Company's rights to any of its United States patents or with respect to any of the Company's patent applications;

                     (xiii) To the best of such counsel's knowledge, except as
              set forth in such opinion, the Company has not received any communication or notice, written or oral, relating to the potential infringement of, or conflict with, any patents, trademarks, copyrights, trade secrets, or proprietary rights of others;

                     (xiv) To the best of such counsel's knowledge, except as set forth in such opinion and the Prospectus, no issued United States patents would be infringed by the Company's manufacture, use, sale, offer for sale or importation of any of the Company's present clinical products or processes; and

                     (xv) To the best of such counsel's knowledge, except as set forth in such opinion no third party is infringing any of the Company's patents other than such infringements as do not, individually or in the aggregate, have a Material Adverse Effect.

              (f) Covington and Burling, Special Regulatory Counsel to the Company, shall have furnished to you a written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that such counsel has reviewed the Prospectus, as amended or supplemented, and in particular the section captioned "Business - Government Regulation" contained in the Company's 1999 Annual Report on Form 10-K incorporated therein by reference (the "Annual Report"), and that insofar as the statements contained therein purport to describe or summarize applicable provisions of the Federal Food, Drug and Cosmetic Act ("FDCA") and the Clinical Laboratory Improvement Amendments of 1988 ("CLIA") and the regulations promulgated thereunder, are accurate in all material respects and fairly present the information purported to be described therein, and based upon the description of the Company's business contained in the section captioned "Business - Government Regulation" of the Annual Report, such statements summarize the provisions of the FDCA and CLIA that are material to the Company's business.

              (g) On the date of this Agreement at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young, LLP, Price Waterhouse Coopers LLP, and Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto, to the extent applicable;

              (h) The Company and its subsidiaries (taken as a whole) shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date hereof, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date hereof there shall not have been any change in the capital stock or increase or material decrease in the long-term debt (including obligations under capital leases, but excluding stock option grants in the ordinary course of business pursuant to the Company's current stock option plans and any exercise of outstanding stock options or warrants or conversion of outstanding convertible securities) of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries (taken as a whole), otherwise than as set forth or contemplated in the Prospectus as amended prior to the date hereof, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the

       Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Shares;

              (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

              (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Massachusetts state authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Shares;

              (k) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

              (l) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from the persons listed on
       Schedule II, substantially to the effect set forth in Annex II hereof in form and substance satisfactory to you;

              (m)    The Company shall have complied with the provisions of
       Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

              (n) Each Lock-up Agreement shall have been duly executed and delivered to you, and there shall have occurred no breach of any Lock-up Agreement; and

              (o) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, on behalf of the

       Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

       8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented or any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or Morgan Stanley & Co. Incorporated expressly for use in the Prospectus as amended or supplemented relating to such Shares.

              (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. or Morgan Stanley & Co. Incorporated expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

              (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be required to indemnify an indemnified party for any amount paid or payable by such indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

              (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

              (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

       9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

              (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its PRO RATA share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

              (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

       11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

       12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. or Morgan Stanley & Co. Incorporated on behalf of you as the representatives. It is understood and agreed that Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are joint book runners for the offering and any determinations or other actions to be made under this Agreement by you or by the Representatives shall require the concurrence of both Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

       All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention:
Registration Department and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Capital Markets Syndicate Desk; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel, with a copy to David E. Redlick, Esq., Hale and Dorr LLP, 60 State Street, Boston MA 02109; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

       13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

       14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

       15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

       If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          Millennium Pharmaceuticals, Inc.

                                          By: /s/ John B. Douglas III
                                             ---------------------------------
                                             Name: John B. Douglas III
                                             Title: Senior Vice President
                                               and General Counsel

Accepted as of the date hereof:

Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated,
Robertson Stephens, Inc.,
Credit Suisse First Boston Corporation


By: /s/ Goldman, Sachs & Co.
   --------------------------------------------
            (Goldman, Sachs & Co.)

By: /s/ John J. Moore, Jr.
  ---------------------------------------------
            (Morgan Stanley & Co. Incorporated)


On behalf of each of the Underwriters

                                 SCHEDULE I

                                                                   NUMBER OF
                                                                OPTIONAL SHARES
                                             TOTAL NUMBER OF     TO BE PURCHASED
                                            FIRM SHARES TO BE   IF MAXIMUM OPTION
                 UNDERWRITER                    PURCHASED           EXERCISED
                 -----------                -----------------   -----------------
 Goldman, Sachs & Co. ....................       3,850,000            577,500
 Morgan Stanley & Co. Incorporated .......       3,850,000            577,500
 Robertson Stephens, Inc. ................       2,200,000            330,000
 Credit Suisse First Boston Corporation ..       1,100,000            165,000

                                                ----------          ---------
        Total ............................      11,000,000          1,650,000
                                                ==========          =========

                               SCHEDULE II

                            Mark J. Levin
                            John B. Douglas III
                            Kenneth J. Conway
                            Steven H. Holtzman
                            John Maraganore, Ph.D
                            Linda K. Pine
                            Kevin P. Starr
                            Robert I. Tepper, M.D.
                            Susan Ward
                            Joshua Boger, Ph.D
                            Eugene Cordes, Ph.D
                            A. Grant Heidrich, III
                            Raju S. Kucherlapati, Ph.D
                            Eric S. Lander, Ph.D
                            Norman C. Selby

                                     SCHEDULE III

                            STRATEGIC ALLIANCE AGREEMENTS

       1. Collaboration and License Agreement by and between Millennium Pharmacueticals, Inc. and Aventis Pharmaceuticals, Inc. dated as of June 22, 2000.

       2. Collaboration Agreement by and between Company and Abgenix, Inc., dated July 6, 2000.

       3. Letter of Intent Regarding License of LDP-977 between Millennium Pharmacueticals and Taisho Pharmaceutical Co., LTD., dated January 6, 2000.

       4. Distribution and Development Agreement by and between L & I Partners, L.P. and Schering AG, dated August 24, 1999.

       5. Supply Agreement (on CAMPATH-1H) by and between L & I Partners, L.P. and Boehringer Ingelheim Pharma KG, dated June 4, 1999.

       6. Collaboration and License Agreement by and between Becton, Dickinson and Company and MPMx, dated February 21, 1999.

       7. Agreement by and between Bayer AG and Millennium Pharmaceuticals, Inc., dated September 22, 1998.

       8. Development, Collaboration and License Agreement by and between Genentech, Inc. and Leukosite, Inc., dated December 1997.

       9. Agreement by and between Millennium Pharmaceuticals, Inc., Monsanto Company and Cereon Genomics Inc. (formerly Monsanto Agricultural Genomics II LLC), dated October 27, 1997.

       10. Sponsored Research Agreement among Whitehead Institute for Biomedical Research, Affymetrix, Inc., Bristol-Myers Squibb Company and Millennium Pharmaceuticals, Inc., dated April 28, 1997.

       11. Consortium Member Agreement among Affymetrix, Inc., Bristol-Myers Squibb Company and Millennium Pharmaceuticals, Inc., dated April 28, 1997.

       12. License Agreement by and between L&I Partners, L.P. and Leukosite, Inc., dated May 2, 1997.

       13. CNS Research, Collaboration and License Agreement by and between American Home Products Corporation and Millennium Pharmaceuticals, Inc., dated August 1, 1996.

                                                                   ANNEX I

       Pursuant to Section 7(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

              (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

              (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the Underwriters;

              (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Underwriters and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in the related in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

              (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

              (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

              (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                            (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

                            (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                            (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                            (D)    any unaudited pro forma consolidated
                     condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                            (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the underwriters, or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                            (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

              (vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters or in documents incorporated by reference in the Prospectus specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                   ANNEX II

                            FORM OF LOCK-UP AGREEMENT

                          MILLENNIUM PHARMACEUTICALS INC.

                                 LOCK-UP AGREEMENT

                                SEPTEMBER  __, 2000

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Robertson Stephens, Inc.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

       Re: MILLENNIUM PHARMACEUTICALS - LOCK-UP AGREEMENT

Ladies and Gentlemen:

       The undersigned understands that you (collectively, the "Underwriters") propose to enter into an Underwriting Agreement with Millennium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), providing for a public offering of Shares of Common Stock, par value $0.001 (the "Shares") pursuant to the Company's effective shelf registration (File No. 333-42770) filed with the Securities and Exchange Commission (the "SEC").

       In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final prospectus supplement covering the offering of the Shares and continuing to and including the date 90 days after the date of such final prospectus supplement (the "Lock-up Period"), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Stock, or any options or warrants to purchase any Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

       The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

       Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) as a distribution to limited partners or stockholders of the undersigned, provided that such distributees agree in writing to be bound by the restrictions set forth herein, or (iv) with the prior written consent of Goldman, Sachs & Co. and Morgan Stanley and Co. Incorporated on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; PROVIDED, HOWEVER, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.
The undersigned now has, and, except as contemplated by clause (i), (ii),
(iii) or (iv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

       The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal underwriters, successors, and assigns.

       This Lock-Up Agreement shall automatically terminate on November 30, 2000 in the event that no Shares have been purchased and paid for pursuant to the Underwriting Agreement by such date.

                                          Very truly yours,

                                          -----------------------------------
                                          Exact Name of Shareholder

                                          -----------------------------------
                                          Authorized Signature

                                          -----------------------------------
                                          Title